Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate August 2, 2018	Kenneth E. Webster Investor Relations 716-857-7067	David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS
AND PROVIDES INITIAL GUIDANCE FOR FISCAL 2019

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the third quarter of its 2018 fiscal year and for the nine months ended June 30, 2018. The Company also provided preliminary earnings and operational guidance for fiscal 2019.

FISCAL 2018 THIRD QUARTER SUMMARY

•	GAAP earnings of $63.0 million, or $0.73 per share, compared to $59.7 million, or $0.69 per share, in the prior year

•	Consolidated Adjusted EBITDA of $168.6 million (non-GAAP reconciliation on page 23)

•	Pipeline & Storage segment operating income of $35.5 million, up 6% on higher operating revenues

•	Net natural gas and oil production of 44.6 Bcfe, up 4% from the prior year

•	Average natural gas prices, after the impact of hedging, of $2.43 per Mcf, down $0.51 per Mcf from the prior year

•	Average oil prices, after the impact of hedging, of $58.74 per Bbl, up $5.72 per Bbl from the prior year

•
Reduction in federal tax rate from the 2017 Tax Reform Act resulted in a net earnings benefit of $11.2 million, or $0.14 per share for the quarter, helping to offset the expected decline in realized natural gas prices

GUIDANCE UPDATE

•	Raising and tightening FY18 earnings guidance to $3.30 to $3.40 per share (see non-GAAP discussion on page 5)

•	Initiating FY19 earnings guidance at $3.30 to $3.60 per share, at the midpoint a $0.10 per share increase over FY18

•	FY19 production of 210 to 230 Bcfe, a 24 percent increase over estimated FY18 production

•	Firm contracts in place for more than 85% of FY19 Appalachian natural gas production at attractive pricing

•	FY19 capital expenditures are expected to be in the range of $745 million to $845 million

•	At midpoint of expected guidance ranges, substantially all of FY19 capital expenditures are expected to be funded by internally generated cash flows

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2018	2017	2018	2017
Reported GAAP Earnings	$63,025	$59,714	$353,527	$237,906
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	(107,000)	—
Adjusted Operating Results	$63,025	$59,714	$246,527	$237,906

Reported GAAP Earnings per share	$0.73	$0.69	$4.09	$2.77
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	(1.24)	—
Adjusted Operating Results per share	$0.73	$0.69	$2.85	$2.77

Page 2.

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “We had an excellent fiscal third quarter with each of our business segments achieving solid financial results. Typically a quarter where we expect lower earnings due to the impact of seasonality on our Utility segment, consolidated results surpassed our forecast on better than projected commodity pricing realized on Seneca’s production, higher Pipeline & Storage revenues, and lower operating expenses across the system.

“Operationally, we continue to execute on our long-term strategic plans to grow our upstream and midstream businesses in tandem and pull forward the value of our integrated asset position in Appalachia. Seneca added a third drilling rig in May to focus more development in the Utica shale where results continue to impress. As we look forward into fiscal 2019, our Gathering segment will benefit from Seneca’s increase in production, a majority of which is contracted to be sold at attractive pricing. Coupled with the stability of our utility and pipeline businesses, we expect to continue to generate a predictable and growing base of earnings and cash flows that will add value for our shareholders and position us to achieve our long-term plans for organic growth across our integrated businesses.”

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each operating segment is summarized in a tabular form on pages 8 through 11 of this report. It may be helpful to refer to those tables while reviewing this discussion. Note that management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, interest and other income, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income	$27,817	$30,123	$(2,306)	$161,052	$98,972	$62,080
Net Income Per Share (Diluted)	$0.32	$0.35	$(0.03)	$1.86	$1.15	$0.71
Adjusted EBITDA	$76,935	$89,229	$(12,294)	$235,199	$285,675	$(50,476)

The Exploration and Production segment’s third quarter earnings declined $2.3 million, as the positive impacts of higher natural gas production, better realized crude oil prices, lower lease operating and transportation (“LOE”) expenses, and a lower effective income tax rate were negatively impacted by lower realized natural gas prices and higher depreciation, depletion and amortization (“DD&A”) expense.

Seneca’s third quarter net production was 44.6 billion cubic feet equivalent (“Bcfe”), an increase of 1.9 Bcfe from the prior year. Natural gas production increased 2.3 billion cubic feet (“Bcf”), or 6 percent, due primarily to production from new Marcellus and Utica wells completed and connected to sales in the WDA-Clermont and EDA-Lycoming development areas after adding a second drilling rig in Appalachia in the third quarter of 2017. Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.43 per thousand cubic feet ("Mcf"), a decrease of $0.51 per Mcf from the prior year. The decline in Seneca’s average realized natural gas price is primarily attributable to the expiration of physical firm sales and financial hedge contracts over the past 12 months that had favorable pricing relative to firm sales and hedges settled in the current quarter.

Seneca’s oil production decreased 69 thousand barrels ("Mbbl") versus the prior year due largely to the expected reduction in California production after the sale of Seneca’s Sespe properties, which closed on May 1, 2018. Seneca's average realized oil price, after the impact of hedging, was $58.74 per barrel ("Bbl"), an increase of $5.72 per Bbl. The improvement in oil price realizations was due primarily to higher market prices for West Texas Intermediate (WTI) crude oil during the quarter and stronger price differentials relative to WTI at local sales points in California.

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LOE expense for the quarter decreased $3.0 million due to lower operating costs in California following the sale of Seneca’s Sespe properties and lower workover costs combined with a reduction in costs to operate compression facilities in Tioga County, Pennsylvania, which were acquired by the Gathering segment from Seneca in the second quarter of 2018. These decreases were partially offset by higher gathering expenses in Appalachia due to the increase in natural gas production. On a per unit of production basis, LOE expense was $0.84 per thousand cubic feet equivalent (“Mcfe”), a decrease of $0.11 per Mcfe from the prior year.

DD&A expense increased $3.8 million due to the increase in production and a higher per unit depletion rate. The depletion rate for the quarter increased by $0.06 per Mcfe to $0.70 per Mcfe due mainly to a higher depletable fixed asset balance at June 30, 2018, as Seneca has increased development activity in Appalachia over the past year.

The decrease in the segment’s effective tax rate was mostly due to the 2017 Tax Reform Act, which reduced the Company’s federal statutory corporate tax rate in fiscal 2018 and benefited Seneca’s third quarter earnings by $6.2 million, or $0.07 per share.

See page 20 for additional comparative information on the Exploration & Production segment’s production, realized pricing and per unit operating costs.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income	$20,723	$16,031	$4,692	$81,909	$54,656	$27,253
Net Income Per Share (Diluted)	$0.24	$0.19	$0.05	$0.95	$0.64	$0.31
Adjusted EBITDA	$46,428	$44,163	$2,265	$147,342	$141,279	$6,063

The Pipeline and Storage segment’s third quarter earnings increased $4.7 million due primarily to higher operating revenues, lower interest expense, and a lower effective income tax rate. Operating revenues increased $2.2 million, or 3 percent, versus the prior year due to new demand charges for transportation service from Supply Corporation’s Line D Expansion project, which was placed in service on November 1, 2017, an increase in storage revenues resulting from Supply Corporation’s acquisition of the remaining interest in a jointly owned storage field during the quarter, additional revenues from short-term transportation contracts, and surcharge revenues relating to Supply Corporation’s greenhouse gas and pipeline safety system enhancements that also went into effect in November 2017.

The $0.8 million decrease in interest expense was primarily due to a lower weighted average interest rate on long-term debt. The interest rate decreased following the Company’s issuance of 3.95 percent notes to repay 6.5 percent notes in October 2017. The decrease in the effective income tax rate was due primarily to the 2017 Tax Reform Act, which reduced the Company’s federal statutory corporate tax rate and benefited the segment’s earnings by $3.0 million, or $0.04 per share.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region which currently delivers Seneca’s gross Appalachian production to the interstate pipeline system.

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	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income	$11,566	$10,107	$1,459	$68,736	$31,373	$37,363
Net Income Per Share (Diluted)	$0.13	$0.12	$0.01	$0.80	$0.37	$0.43
Adjusted EBITDA	$23,008	$23,901	$(893)	$67,877	$73,174	$(5,297)

The $1.5 million increase in the Gathering segment’s third quarter earnings was due mainly to higher revenues and a lower effective income tax rate, offset partially by an increase in operation and maintenance ("O&M") expense. Operating revenues increased $1.0 million, or 4 percent, versus the prior year due primarily to a 2.6 Bcf increase in throughput from Seneca’s Appalachian natural gas production.

The $1.9 million increase in O&M expense was due largely to the operation of new compression facilities along the Covington gathering system that were acquired from affiliate Seneca in March 2018, an increase in facilities and maintenance activity at the Clermont gathering system, and a non-recurring loss recognized on the sale of pipe materials. The decrease in the effective income tax rate was due primarily to the 2017 Tax Reform Act, which reduced the Company’s federal statutory corporate tax rate and benefited the segment’s earnings by $2.4 million, or $0.03 per share.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income	$3,930	$4,348	$(418)	$58,283	$51,103	$7,180
Net Income Per Share (Diluted)	$0.05	$0.05	$—	$0.67	$0.59	$0.08
Adjusted EBITDA	$24,366	$25,322	$(956)	$137,364	$139,232	$(1,868)

The Utility segment’s third quarter earnings decreased $0.4 million as the positive impact of colder weather was more than offset by higher O&M expense and the impact of tax reform. Weather in Distribution’s Pennsylvania service territory was 17 percent colder than last year, resulting in higher residential and transportation customer throughput and revenues. The impact of weather variations on earnings in Distribution’s New York service territory is largely mitigated by that jurisdiction’s weather normalization clause. O&M expense increased $1.3 million due mainly to higher personnel costs, primarily pension costs. The net impact of the 2017 Tax Reform Act, including a $0.5 million customer refund provision ($0.4 million after-tax) that reduced the segment’s operating revenues, lowered third quarter earnings by $0.3 million.

Energy Marketing Segment

The Energy Marketing segment's operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, wholesale, commercial, public authority, and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income / (Loss)	$(190)	$(564)	$374	$1,434	$2,122	$(688)
Net Income / (Loss) Per Share (Diluted)	$—	$(0.01)	$0.01	$0.02	$0.02	$—
Adjusted EBITDA	$(419)	$(1,017)	$598	$2,187	$3,213	$(1,026)

The Energy Marketing segment’s third quarter earnings increased $0.4 million due largely to higher margins (operating revenues less purchased gas expenses). NFR’s customer margins were positively impacted by weaker natural gas prices at local purchase points relative to NYMEX-based customer sales contracts and higher volumes due to colder weather.

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Corporate and All Other

For the third quarter of fiscal 2018, the Corporate and All Other category had a net loss of $0.8 million compared to a net loss of $0.3 million in the prior year. The increase in the net loss was primarily attributable to higher income tax expense offset partially by an increase in sales generated by the Company’s timber operations.

GUIDANCE

The Company is raising and tightening its earnings guidance for fiscal 2018 to a range of $3.30 to $3.40 per share to reflect the impact of actual results for the nine months ended June 30, 2018, and updates to key forecast assumptions, including revisions to the expected consolidated effective tax rate and the Exploration and Production segment’s forecasted production, oil pricing, and operating expense assumptions, as outlined in the table below.

The revised fiscal 2018 earnings guidance does not include the impact of the remeasurement of deferred income taxes resulting from the 2017 Tax Reform Act, which reduced the Company’s consolidated income tax expense and benefited earnings for the nine months ended June 30, 2018, by $107.0 million, or $1.24 per share. While the Company expects to record additional adjustments to its deferred income taxes as a result of the 2017 Tax Reform Act during the last three months of fiscal 2018, the amounts of these and other potential adjustments are not reasonably determinable at this time. The final determination of the impact of the income tax effects of certain items will require additional analysis and further interpretation of the 2017 Tax Reform Act from yet to be issued U.S. Treasury regulations, state income tax guidance, federal and state regulatory guidance, and possible technical corrections. Some or all of these factors may be significant. Because the amounts of final adjustments are not reasonably determinable at this time, the Company is unable to provide earnings guidance other than on a non-GAAP basis that excludes the impact of the remeasurement of deferred income taxes and other potential adjustments.

The Company is also initiating preliminary guidance for fiscal 2019. National Fuel is projecting that its fiscal 2019 earnings will be within a range of $3.30 to $3.60 per share, or $3.45 per share at the midpoint of the range. The $0.10 per share increase from the fiscal 2018 earnings guidance midpoint is being driven primarily by an increase in Seneca’s forecasted natural gas production and the associated impact on Gathering segment revenues, offset partially by lower expected natural gas price realizations after hedging and lower Pipeline & Storage segment revenues.

Seneca’s fiscal 2019 net production is expected to be in the range of 210 to 230 Bcfe, an increase of 24 percent from fiscal 2018 at the midpoint of the respective ranges. Seneca added a third drilling rig in Appalachia this past May, which is the main driver of the expected 42.5 Bcf increase year over year. The midpoint of the production range does not assume any price related curtailments. The increase in Seneca’s production is also expected to generate higher throughput and revenues for the Company’s Gathering segment. At the midpoint of the range, Gathering revenues are forecasted to increase by approximately $25 million, or 23 percent, to $135 million for fiscal 2019.

Seneca has approximately 176 Bcf, or more than 85 percent of its fiscal 2019 projected Appalachian natural gas production sold under physical firm contracts with third parties, leaving a modest amount of production exposed to local spot prices for the year. Seneca's net-back pricing on approximately 140 Bcf of the 176 Bcf of production sold firm is currently locked-in using a combination of financial hedges and fixed-price contracts that achieve a certain weighted average realized price of $2.44 per Mcf for the year. Assuming NYMEX natural gas pricing of $2.75 per MMBtu and including the impact of local spot pricing and firm transportation costs, Seneca expects its fiscal 2019 net realized gas price after hedging to be approximately $2.35 per Mcf, which is a decrease of $0.15 per Mcf from Seneca’s expected realized pricing after hedging of $2.50 per Mcf for fiscal 2018.

Seneca’s oil operations in California are expected to produce approximately 17 Bcfe in fiscal 2019, relatively flat versus fiscal 2018 excluding production from the California Sespe properties sold in May 2018. Seneca is approximately 72 percent hedged on an expected 2.5 million Bbls of oil production in fiscal 2019 at an average hedge price of $57.57 per Bbl.

The Company expects Pipeline & Storage segment revenues to decrease from approximately $295 million in fiscal 2018 to $285 million in fiscal 2019. The $10 million reduction reflects the anticipated roll-off of a significant counter-flow, legacy contract on the Company’s Empire Pipeline system in December 2018 (as discussed on the Company’s first quarter 2018 earnings teleconference). In response, Empire Pipeline filed a rate case in June 2018 with the Federal Energy Regulatory Commission (“FERC”). The requested increase in transportation rates, which is expected to partially offset the loss of the contract revenues, is anticipated to be effective January 1, 2019, subject to refund.

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Consolidated capital expenditures in fiscal 2019 are expected to be in a range of $745 million to $845 million, a $180 million increase from the midpoint of the Company’s fiscal 2018 capital expenditure guidance. The primary drivers of the increase are Seneca’s development activity in Appalachia, where the Company plans to operate three drilling rigs for the entirety of the fiscal year, coupled with the impact of the completion of the 75 well Marcellus shale joint development agreement (“JDA”) earlier in fiscal 2018. Seneca’s JDA partner contributed $17 million in initial conveyance proceeds and an additional $25 million for its 80 percent working interest to complete the final 12 JDA wells, which offset Seneca’s fiscal 2018 total capital expenditures and is reflected in the fiscal 2018 guidance range of $350 million to $370 million. Pipeline & Storage segment capital expenditures are expected to increase by $50 million at the midpoint of the range due to higher spending on expansion projects and system modernization. At the midpoint of the fiscal 2019 guidance ranges, substantially all of the Company's capital expenditures are expected to be funded by internally generated cash flows.

Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2019 are outlined in the table below.

	Updated FY 2018 Guidance	Preliminary FY 2019 Guidance
Consolidated Earnings per Share (1)	$3.30 to $3.40	$3.30 to $3.60
Consolidated Effective Tax Rate (1)	~25%	~25%

Capital Expenditures (Millions)
Exploration and Production (2)	$350 - $370	$460 - $500
Pipeline and Storage	$100 - $120	$140 - $180
Gathering	$55 - $65	$55 - $65
Utility	$80 - $90	$90 - $100
Consolidated Capital Expenditures	$585 - $645	$745 - $845

Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price	$2.75 /MMBtu	$2.75 /MMBtu
Appalachian basin spot price (winter | summer)	$2.00 /MMBtu	$2.40 /MMBtu | $2.00 /MMBtu
NYMEX (WTI) crude oil price	$65.00 /Bbl	$65.00 /Bbl
California oil price (% of WTI)	100%	100%

Production (Bcfe)
East Division - Appalachia	157 to 162	193 to 213
West Division - California	~ 18	~ 17
Total Production	175 to 180	210 to 230

E&P Operating Costs ($/Mcfe)
LOE	$0.90 - $0.95	$0.85 - $0.90
G&A	$0.30 - $0.35	$0.25 - $0.35
DD&A	~ $0.70	$0.70 - $0.75

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	~$110	$130 - $140
Pipeline and Storage Segment Revenues	~$295	~$285

(1)    FY18 excludes earnings impact of the remeasurement of deferred income taxes resulting from the 2017 Tax Reform Act.
(2)    FY18 net of proceeds received from joint development partner for working interest in joint development wells.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, August 3, 2018, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 833-287-0795, using conference ID number “1984229.” For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 800-585-8367 using conference ID number “1984229.” Both the webcast and a telephonic replay will be available until the close of business on Friday, August 10, 2018.

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National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Kenneth E. Webster	716-857-7067
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; the impact of potential information technology, cybersecurity or data security breaches; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2018
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Third quarter 2017 GAAP earnings	$30,123	$16,031	$10,107	$4,348	$(564)	$(331)	$59,714

Earnings drivers***
Higher (lower) crude oil prices	2,236						2,236
Higher (lower) natural gas prices	(13,665)						(13,665)
Higher (lower) natural gas production	4,464						4,464
Higher (lower) crude oil production	(2,361)						(2,361)
Lower (higher) lease operating and transportation expenses	1,954						1,954
Lower (higher) depreciation / depletion	(2,501)		(203)			(283)	(2,987)

Higher (lower) transportation and storage revenues		1,342					1,342
Higher (lower) gathering and processing revenues			644				644
Lower (higher) other operating expenses	(625)		(1,224)	(980)			(2,829)

Colder weather				659			659

Higher (lower) margins					304	623	927

Higher (lower) AFUDC**		(113)					(113)

Lower (higher) interest expense		534					534

Lower (higher) income tax expense / effective tax rate	1,730					(956)	774

Impact of 2017 Tax Reform Act
Impact of tax rate change on current period earnings	6,154	3,046	2,422	77		(161)	11,538
Refund provision on tax rate change				(358)			(358)

All other / rounding	308	(117)	(180)	184	70	287	552
Third quarter 2018 GAAP earnings	$27,817	$20,723	$11,566	$3,930	$(190)	$(821)	$63,025

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction
*** Earnings drivers have been calculated using a 35% federal statutory rate. The impact of the change to a blended year 24.5% federal statutory rate is broken out separately under the caption "Impact of 2017 Tax Reform Act."

Page 9.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2018
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Third quarter 2017 GAAP earnings	$0.35	$0.19	$0.12	$0.05	$(0.01)	$(0.01)	$0.69

Earnings drivers***
Higher (lower) crude oil prices	0.03						0.03
Higher (lower) natural gas prices	(0.16)						(0.16)
Higher (lower) natural gas production	0.05						0.05
Higher (lower) crude oil production	(0.03)						(0.03)
Lower (higher) lease operating and transportation expenses	0.02						0.02
Lower (higher) depreciation / depletion	(0.03)		—			—	(0.03)

Higher (lower) transportation and storage revenues		0.02					0.02
Higher (lower) gathering and processing revenues			0.01				0.01
Lower (higher) other operating expenses	(0.01)		(0.01)	(0.01)			(0.03)

Colder weather				0.01			0.01

Higher (lower) margins					—	0.01	0.01

Higher (lower) AFUDC**		—					—

Lower (higher) interest expense		0.01					0.01

Lower (higher) income tax expense / effective tax rate	0.02					(0.01)	0.01

Impact of 2017 Tax Reform Act
Impact of tax rate change on current period earnings	0.07	0.04	0.03	—		—	0.14
Refund provision on tax rate change				—			—

All other / rounding	0.01	(0.02)	(0.02)	—	0.01	—	(0.02)
Third quarter 2018 GAAP earnings	$0.32	$0.24	$0.13	$0.05	$—	$(0.01)	$0.73

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction
*** Earnings drivers have been calculated using a 35% federal statutory rate. The impact of the change to a blended year 24.5% federal statutory rate is broken out separately under the caption "Impact of 2017 Tax Reform Act."

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2018
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Nine months ended June 30, 2017 GAAP earnings	$98,972	$54,656	$31,373	$51,103	$2,122	$(320)	$237,906

Earnings drivers***
Higher (lower) crude oil prices	6,770						6,770
Higher (lower) natural gas prices	(31,640)						(31,640)
Higher (lower) natural gas production	(3,088)						(3,088)
Higher (lower) crude oil production	(4,449)						(4,449)
Lower (higher) lease operating and transportation expenses	1,171						1,171
Lower (higher) depreciation / depletion	(3,480)	(1,086)	(488)			(479)	(5,533)

Higher (lower) transportation and storage revenues		2,126					2,126
Higher (lower) gathering and processing revenues			(2,126)				(2,126)
Lower (higher) other operating expenses	(1,635)	2,283	(1,299)	(505)	234		(922)
Lower (higher) property, franchise and other taxes		(439)					(439)

Impact of new rates				2,789			2,789
Colder weather				5,621			5,621

Higher (lower) margins					(901)	1,634	733

Higher (lower) AFUDC**		(656)					(656)

Lower (higher) interest expense		1,143		772			1,915

Lower (higher) income tax expense / effective tax rate	3,871			(2,201)		(1,381)	289

Impact of 2017 Tax Reform Act
Impact of tax rate change on current period earnings	17,401	9,967	7,091	10,726	263	(322)	45,126
Refund provision on tax rate change				(8,678)			(8,678)
Remeasurement of deferred income taxes under 2017 Tax Reform	76,510	14,100	34,500		(359)	(17,751)	107,000

All other / rounding	649	(185)	(315)	(1,344)	75	732	(388)
Nine months ended June 30, 2018 GAAP earnings	$161,052	$81,909	$68,736	$58,283	$1,434	$(17,887)	$353,527

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction
*** Earnings drivers have been calculated using a 35% federal statutory rate. The impact of the change to a blended year 24.5% federal statutory rate is broken out separately under the caption "Impact of 2017 Tax Reform Act."

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2018
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Nine months ended June 30, 2017 GAAP earnings	$1.15	$0.64	$0.37	$0.59	$0.02	$—	$2.77

Earnings drivers***
Higher (lower) crude oil prices	0.08						0.08
Higher (lower) natural gas prices	(0.37)						(0.37)
Higher (lower) natural gas production	(0.04)						(0.04)
Higher (lower) crude oil production	(0.05)						(0.05)
Lower (higher) lease operating and transportation expenses	0.01						0.01
Lower (higher) depreciation / depletion	(0.04)	(0.01)	(0.01)			(0.01)	(0.07)

Higher (lower) transportation and storage revenues		0.02					0.02
Higher (lower) gathering and processing revenues			(0.02)				(0.02)
Lower (higher) other operating expenses	(0.02)	0.03	(0.02)	(0.01)	—		(0.02)
Lower (higher) property, franchise and other taxes		(0.01)					(0.01)

Impact of new rates				0.03			0.03
Colder weather				0.07			0.07

Higher (lower) margins					(0.01)	0.02	0.01

Higher (lower) AFUDC**		(0.01)					(0.01)

Lower (higher) interest expense		0.01		0.01			0.02

Lower (higher) income tax expense / effective tax rate	0.04			(0.03)		(0.02)	(0.01)

Impact of 2017 Tax Reform Act
Impact of tax rate change on current period earnings	0.20	0.12	0.08	0.12	—	—	0.52
Refund provision on tax rate change				(0.10)			(0.10)
Remeasurement of deferred income taxes under 2017 Tax Reform	0.89	0.16	0.40		—	(0.21)	1.24

All other / rounding	0.01	—	—	(0.01)	0.01	0.01	0.02
Nine months ended June 30, 2018 GAAP earnings	$1.86	$0.95	$0.80	$0.67	$0.02	$(0.21)	$4.09

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction
*** Earnings drivers have been calculated using a 35% federal statutory rate. The impact of the change to a blended year 24.5% federal statutory rate is broken out separately under the caption "Impact of 2017 Tax Reform Act."

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2018	2017	2018	2017
Operating Revenues:
Utility and Energy Marketing Revenues	$154,088	$146,360	$719,234	$663,029
Exploration and Production and Other Revenues	137,492	151,925	425,811	473,617
Pipeline and Storage and Gathering Revenues	51,332	50,083	158,428	156,298
	342,912	348,368	1,303,473	1,292,944
Operating Expenses:
Purchased Gas	52,211	46,135	322,854	264,349
Operation and Maintenance:
Utility and Energy Marketing	45,618	44,467	158,397	158,796
Exploration and Production and Other	31,141	34,098	106,268	102,153
Pipeline and Storage and Gathering	24,770	23,250	67,450	69,016
Property, Franchise and Other Taxes	20,595	21,447	64,245	64,368
Depreciation, Depletion and Amortization	60,817	55,617	177,802	168,812
	235,152	225,014	897,016	827,494

Operating Income	107,760	123,354	406,457	465,450

Other Income (Expense):
Interest Income	1,632	853	4,907	2,844
Other Income	999	1,370	3,492	4,728
Interest Expense on Long-Term Debt	(27,177)	(29,225)	(82,412)	(87,241)
Other Interest Expense	(1,006)	(846)	(2,742)	(2,680)

Income Before Income Taxes	82,208	95,506	329,702	383,101

Income Tax Expense (Benefit)	19,183	35,792	(23,825)	145,195

Net Income Available for Common Stock	$63,025	$59,714	$353,527	$237,906

Earnings Per Common Share
Basic	$0.73	$0.70	$4.12	$2.79
Diluted	$0.73	$0.69	$4.09	$2.77

Weighted Average Common Shares:
Used in Basic Calculation	85,930,289	85,422,313	85,789,279	85,315,154
Used in Diluted Calculation	86,501,194	86,064,464	86,370,900	85,950,742

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2018	2017

ASSETS
Property, Plant and Equipment	$10,254,976	$9,945,560
Less - Accumulated Depreciation, Depletion and Amortization	5,411,746	5,271,486
Net Property, Plant and Equipment	4,843,230	4,674,074

Current Assets:
Cash and Temporary Cash Investments	313,307	555,530
Hedging Collateral Deposits	2,283	1,741
Receivables - Net	151,005	112,383
Unbilled Revenue	18,930	22,883
Gas Stored Underground	16,090	35,689
Materials and Supplies - at average cost	34,693	33,926
Unrecovered Purchased Gas Costs	—	4,623
Other Current Assets	52,690	51,505
Total Current Assets	588,998	818,280

Other Assets:
Recoverable Future Taxes	115,688	181,363
Unamortized Debt Expense	7,587	1,159
Other Regulatory Assets	171,792	174,433
Deferred Charges	37,349	30,047
Other Investments	130,744	125,265
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	61,371	56,370
Fair Value of Derivative Financial Instruments	11,760	36,111
Other	108	742
Total Other Assets	541,875	610,966
Total Assets	$5,974,103	$6,103,320

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 85,943,875 Shares and 85,543,125 Shares, Respectively	$85,944	$85,543
Paid in Capital	816,395	796,646
Earnings Reinvested in the Business	1,097,438	851,669
Accumulated Other Comprehensive Loss	(72,396)	(30,123)
Total Comprehensive Shareholders' Equity	1,927,381	1,703,735
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	1,835,582	2,083,681
Total Capitalization	3,762,963	3,787,416

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	250,000	300,000
Accounts Payable	111,812	126,443
Amounts Payable to Customers	16,833	—
Dividends Payable	36,526	35,500
Interest Payable on Long-Term Debt	28,357	35,031
Customer Advances	197	15,701
Customer Security Deposits	18,468	20,372
Other Accruals and Current Liabilities	161,252	111,889
Fair Value of Derivative Financial Instruments	38,012	1,103
Total Current and Accrued Liabilities	661,457	646,039

Deferred Credits:
Deferred Income Taxes	491,520	891,287
Taxes Refundable to Customers	366,183	95,739
Cost of Removal Regulatory Liability	213,560	204,630
Other Regulatory Liabilities	128,184	113,716
Pension and Other Post-Retirement Liabilities	138,275	149,079
Asset Retirement Obligations	101,833	106,395
Other Deferred Credits	110,128	109,019
Total Deferred Credits	1,549,683	1,669,865
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$5,974,103	$6,103,320

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
(Thousands of Dollars)	2018	2017

Operating Activities:
Net Income Available for Common Stock	$353,527	$237,906
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	177,802	168,812
Deferred Income Taxes	(43,537)	105,073
Stock-Based Compensation	11,770	8,857
Other	12,311	11,084
Change in:
Hedging Collateral Deposits	(542)	(658)
Receivables and Unbilled Revenue	(35,021)	(15,885)
Gas Stored Underground and Materials and Supplies	18,832	15,699
Unrecovered Purchased Gas Costs	4,623	(1,317)
Other Current Assets	(1,185)	8,502
Accounts Payable	2,327	5,046
Amounts Payable to Customers	16,833	(6,467)
Customer Advances	(15,504)	(14,538)
Customer Security Deposits	(1,904)	1,503
Other Accruals and Current Liabilities	26,538	25,423
Other Assets	(10,770)	(3,548)
Other Liabilities	1,441	5,638
Net Cash Provided by Operating Activities	$517,541	$551,130

Investing Activities:
Capital Expenditures	$(403,994)	$(314,774)
Net Proceeds from Sale of Oil and Gas Producing Properties	55,506	26,554
Other	(1,759)	(10,186)
Net Cash Used in Investing Activities	$(350,247)	$(298,406)

Financing Activities:
Reduction of Long-Term Debt	$(307,047)	$—
Dividends Paid on Common Stock	(106,732)	(103,594)
Net Proceeds From Issuance of Common Stock	4,262	6,223
Net Cash Used in Financing Activities	$(409,517)	$(97,371)

Net Increase (Decrease) in Cash and Temporary Cash Investments	(242,223)	155,353
Cash and Temporary Cash Investments at Beginning of Period	555,530	129,972
Cash and Temporary Cash Investments at June 30	$313,307	$285,325

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
EXPLORATION AND PRODUCTION SEGMENT	2018	2017	Variance	2018	2017	Variance
Total Operating Revenues	$135,828	$151,161	$(15,333)	$421,381	$471,646	$(50,265)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,239	14,170	1,069	46,175	43,674	2,501
Lease Operating and Transportation Expense	37,624	40,630	(3,006)	121,079	122,881	(1,802)
All Other Operation and Maintenance Expense	2,728	2,835	(107)	8,182	8,168	14
Property, Franchise and Other Taxes	3,302	4,297	(995)	10,746	11,248	(502)
Depreciation, Depletion and Amortization	31,296	27,448	3,848	90,707	85,353	5,354
	90,189	89,380	809	276,889	271,324	5,565

Operating Income	45,639	61,781	(16,142)	144,492	200,322	(55,830)

Other Income (Expense):
Interest Income	486	217	269	1,087	451	636
Interest Expense	(13,247)	(13,444)	197	(40,001)	(40,270)	269

Income Before Income Taxes	32,878	48,554	(15,676)	105,578	160,503	(54,925)
Income Tax Expense (Benefit)	5,061	18,431	(13,370)	(55,474)	61,531	(117,005)
Net Income	$27,817	$30,123	$(2,306)	$161,052	$98,972	$62,080

Net Income Per Share (Diluted)	$0.32	$0.35	$(0.03)	$1.86	$1.15	$0.71

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
PIPELINE AND STORAGE SEGMENT	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$51,363	$50,049	$1,314	$158,387	$156,212	$2,175
Intersegment Revenues	22,496	21,643	853	67,524	66,389	1,135
Total Operating Revenues	73,859	71,692	2,167	225,911	222,601	3,310

Operating Expenses:
Purchased Gas	105	(13)	118	266	181	85
Operation and Maintenance	20,262	20,607	(345)	57,004	60,517	(3,513)
Property, Franchise and Other Taxes	7,064	6,935	129	21,299	20,624	675
Depreciation, Depletion and Amortization	10,888	10,513	375	32,322	30,651	1,671
	38,319	38,042	277	110,891	111,973	(1,082)

Operating Income	35,540	33,650	1,890	115,020	110,628	4,392

Other Income (Expense):
Interest Income	698	393	305	1,851	984	867
Other Income	379	449	(70)	1,333	1,944	(611)
Interest Expense	(7,667)	(8,489)	822	(23,418)	(25,177)	1,759

Income Before Income Taxes	28,950	26,003	2,947	94,786	88,379	6,407
Income Tax Expense	8,227	9,972	(1,745)	12,877	33,723	(20,846)
Net Income	$20,723	$16,031	$4,692	$81,909	$54,656	$27,253

Net Income Per Share (Diluted)	$0.24	$0.19	$0.05	$0.95	$0.64	$0.31

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
GATHERING SEGMENT	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$(31)	$34	$(65)	$41	$86	$(45)
Intersegment Revenues	27,908	26,853	1,055	79,404	82,629	(3,225)
Total Operating Revenues	27,877	26,887	990	79,445	82,715	(3,270)

Operating Expenses:
Operation and Maintenance	4,855	2,973	1,882	11,494	9,496	1,998
Property, Franchise and Other Taxes	14	13	1	74	45	29
Depreciation, Depletion and Amortization	4,444	4,131	313	12,759	12,008	751
	9,313	7,117	2,196	24,327	21,549	2,778

Operating Income	18,564	19,770	(1,206)	55,118	61,166	(6,048)

Other Income (Expense):
Interest Income	160	288	(128)	976	641	335
Other Income	—	—	—	—	1	(1)
Interest Expense	(2,502)	(2,411)	(91)	(7,349)	(6,739)	(610)

Income Before Income Taxes	16,222	17,647	(1,425)	48,745	55,069	(6,324)
Income Tax Expense (Benefit)	4,656	7,540	(2,884)	(19,991)	23,696	(43,687)
Net Income	$11,566	$10,107	$1,459	$68,736	$31,373	$37,363

Net Income Per Share (Diluted)	$0.13	$0.12	$0.01	$0.80	$0.37	$0.43

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
UTILITY SEGMENT	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$128,628	$121,900	$6,728	$599,495	$550,819	$48,676
Intersegment Revenues	3,519	3,391	128	11,401	11,314	87
Total Operating Revenues	132,147	125,291	6,856	610,896	562,133	48,763

Operating Expenses:
Purchased Gas	53,028	46,536	6,492	286,446	235,481	50,965
Operation and Maintenance	44,792	43,506	1,286	155,737	155,783	(46)
Property, Franchise and Other Taxes	9,961	9,927	34	31,349	31,637	(288)
Depreciation, Depletion and Amortization	13,316	13,086	230	39,981	39,502	479
	121,097	113,055	8,042	513,513	462,403	51,110

Operating Income	11,050	12,236	(1,186)	97,383	99,730	(2,347)

Other Income (Expense):
Interest Income	306	141	165	1,121	418	703
Other Income	192	438	(246)	499	576	(77)
Interest Expense	(6,572)	(7,062)	490	(20,266)	(21,454)	1,188

Income Before Income Taxes	4,976	5,753	(777)	78,737	79,270	(533)
Income Tax Expense	1,046	1,405	(359)	20,454	28,167	(7,713)
Net Income	$3,930	$4,348	$(418)	$58,283	$51,103	$7,180

Net Income Per Share (Diluted)	$0.05	$0.05	$—	$0.67	$0.59	$0.08

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
ENERGY MARKETING SEGMENT	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$25,460	$24,460	$1,000	$119,739	$112,210	$7,529
Intersegment Revenues	512	565	(53)	589	600	(11)
Total Operating Revenues	25,972	25,025	947	120,328	112,810	7,518

Operating Expenses:
Purchased Gas	24,816	24,336	480	113,240	104,335	8,905
Operation and Maintenance	1,575	1,706	(131)	4,901	5,262	(361)
Depreciation, Depletion and Amortization	69	69	—	207	210	(3)
	26,460	26,111	349	118,348	109,807	8,541

Operating Income (Loss)	(488)	(1,086)	598	1,980	3,003	(1,023)

Other Income (Expense):
Interest Income	202	146	56	497	418	79
Other Income	26	22	4	52	57	(5)
Interest Expense	(4)	(13)	9	(16)	(38)	22

Income (Loss) Before Income Taxes	(264)	(931)	667	2,513	3,440	(927)
Income Tax Expense (Benefit)	(74)	(367)	293	1,079	1,318	(239)
Net Income (Loss)	$(190)	$(564)	$374	$1,434	$2,122	$(688)

Net Income (Loss) Per Share (Diluted)	$—	$(0.01)	$0.01	$0.02	$0.02	$—

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
ALL OTHER	2018	2017	Variance	2018	2017	Variance
Total Operating Revenues	$1,496	$538	$958	$3,824	$1,311	$2,513
Operating Expenses:
Operation and Maintenance	414	435	(21)	1,106	1,344	(238)
Property, Franchise and Other Taxes	138	151	(13)	425	445	(20)
Depreciation, Depletion and Amortization	614	182	432	1,259	525	734
	1,166	768	398	2,790	2,314	476

Operating Income (Loss)	330	(230)	560	1,034	(1,003)	2,037
Other Income (Expense):
Interest Income	108	59	49	271	147	124

Income (Loss) Before Income Taxes	438	(171)	609	1,305	(856)	2,161
Income Tax Expense (Benefit)	141	(73)	214	1,519	(358)	1,877
Net Income (Loss)	$297	$(98)	$395	$(214)	$(498)	$284

Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$—	$—	$—

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
CORPORATE	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$168	$226	$(58)	$606	$660	$(54)
Intersegment Revenues	999	977	22	2,998	2,930	68
Total Operating Revenues	1,167	1,203	(36)	3,604	3,590	14
Operating Expenses:
Operation and Maintenance	3,736	3,658	78	11,255	11,054	201
Property, Franchise and Other Taxes	116	124	(8)	352	369	(17)
Depreciation, Depletion and Amortization	190	188	2	567	563	4
	4,042	3,970	72	12,174	11,986	188

Operating Loss	(2,875)	(2,767)	(108)	(8,570)	(8,396)	(174)

Other Income (Expense):
Interest Income	30,147	31,185	(1,038)	91,844	93,684	(1,840)
Other Income	402	461	(59)	1,608	2,150	(542)
Interest Expense on Long-Term Debt	(27,177)	(29,225)	2,048	(82,412)	(87,241)	4,829
Other Interest Expense	(1,489)	(1,003)	(486)	(4,432)	(2,901)	(1,531)

Loss Before Income Taxes	(992)	(1,349)	357	(1,962)	(2,704)	742
Income Tax Expense (Benefit)	126	(1,116)	1,242	15,711	(2,882)	18,593
Net Income (Loss)	$(1,118)	$(233)	$(885)	$(17,673)	$178	$(17,851)

Net Income (Loss) Per Share (Diluted)	$(0.01)	$(0.01)	$—	$(0.21)	$—	$(0.21)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2018	2017	Variance	2018	2017	Variance
Intersegment Revenues	$(55,434)	$(53,429)	$(2,005)	$(161,916)	$(163,862)	$1,946
Operating Expenses:
Purchased Gas	(25,738)	(24,724)	(1,014)	(77,098)	(75,648)	(1,450)
Operation and Maintenance	(29,696)	(28,705)	(991)	(84,818)	(88,214)	3,396
	(55,434)	(53,429)	(2,005)	(161,916)	(163,862)	1,946

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(30,475)	(31,576)	1,101	(92,740)	(93,899)	1,159
Interest Expense	30,475	31,576	(1,101)	92,740	93,899	(1,159)
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2018		2017		(Decrease)	2018		2017		(Decrease)

Capital Expenditures:
Exploration and Production	$110,591	(1)	$70,719	(3)	$39,872	$269,876	(1)(2)	$168,545	(3)(4)	$101,331
Pipeline and Storage	15,916	(1)	16,750	(3)	(834)	53,356	(1)(2)	53,528	(3)(4)	(172)
Gathering	15,484	(1)	9,214	(3)	6,270	47,767	(1)(2)	23,705	(3)(4)	24,062
Utility	19,737	(1)	20,116	(3)	(379)	52,026	(1)(2)	56,411	(3)(4)	(4,385)
Energy Marketing	10		3		7	33		14		19
Total Reportable Segments	161,738		116,802		44,936	423,058		302,203		120,855
All Other	—		—		—	1		40		(39)
Corporate	7		22		(15)	51		86		(35)
Eliminations	—		295		(295)	(19,922)		(482)		(19,440)
Total Capital Expenditures	$161,745		$117,119		$44,626	$403,188		$301,847		$101,341

(1)
Capital expenditures for the quarter and nine months ended June 30, 2018, include accounts payable and accrued liabilities related to capital expenditures of $49.0 million, $10.9 million, $8.2 million, and $3.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2018, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the nine months ended June 30, 2018, exclude capital expenditures of $36.5 million, $25.1 million, $3.9 million and $6.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2017 and paid during the nine months ended June 30, 2018. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2017, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2018.

(3)
Capital expenditures for the quarter and nine months ended June 30, 2017, include accounts payable and accrued liabilities related to capital expenditures of $25.0 million, $10.3 million, $5.2 million, and $7.0 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2017, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the nine months ended June 30, 2017, exclude capital expenditures of $25.2 million, $18.7 million, $5.3 million and $11.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2016 and paid during the nine months ended June 30, 2017. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2016, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2017.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended June 30	Normal	2018	2017	Normal (1)	Last Year (1)

Buffalo, NY	912	873	767	(4.3)	13.8
Erie, PA	871	825	705	(5.3)	17.0

Nine Months Ended June 30

Buffalo, NY	6,455	6,308	5,599	(2.3)	12.7
Erie, PA	6,023	5,929	5,082	(1.6)	16.7

(1)	Percents compare actual 2018 degree days to normal degree days and actual 2018 degree days to actual 2017 degree days.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	40,444	37,904	2,540	117,261	118,517	(1,256)
West Coast	526	733	(207)	1,896	2,246	(350)
Total Production	40,970	38,637	2,333	119,157	120,763	(1,606)

Average Prices (Per Mcf)
Appalachia	$2.30	$2.58	$(0.28)	$2.37	$2.55	$(0.18)
West Coast	4.41	3.39	1.02	4.62	4.07	0.55
Weighted Average	2.32	2.59	(0.27)	2.40	2.58	(0.18)
Weighted Average after Hedging	2.43	2.94	(0.51)	2.55	2.96	(0.41)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	1	—	3	3	—
West Coast	600	669	(69)	1,934	2,062	(128)
Total Production	601	670	(69)	1,937	2,065	(128)

Average Prices (Per Barrel)
Appalachia	$64.37	$48.34	$16.03	$55.06	$48.85	$6.21
West Coast	71.53	45.63	25.90	64.69	45.71	18.98
Weighted Average	71.52	45.64	25.88	64.68	45.76	18.92
Weighted Average after Hedging	58.74	53.02	5.72	58.96	53.58	5.38

Total Production (Mmcfe)	44,576	42,657	1,919	130,779	133,153	(2,374)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.34	$0.33	$0.01	$0.35	$0.33	$0.02
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.84	$0.95	$(0.11)	$0.93	$0.92	$0.01
Depreciation, Depletion & Amortization per Mcfe (1)	$0.70	$0.64	$0.06	$0.69	$0.64	$0.05

(1)
Refer to page 15 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.53 and $0.54 per Mcfe for the three months ended June 30, 2018 and June 30, 2017, respectively. Amounts include transportation expense of $0.54 per Mcfe for both the nine months ended June 30, 2018 and June 30, 2017.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Three Months of Fiscal 2018	Volume		Average Hedge Price
Oil Swaps
Brent	114,000	BBL	$63.55 / BBL
NYMEX	420,000	BBL	$52.67 / BBL
Total	534,000	BBL	$54.99 / BBL

Gas Swaps
NYMEX	12,260,000	MMBTU	$3.11 / MMBTU
DAWN	1,800,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	21,037,880	MMBTU	$2.30 / MMBTU
Total	35,097,880	MMBTU	$2.62 / MMBTU

Hedging Summary for Fiscal 2019	Volume		Average Hedge Price
Oil Swaps
Brent	744,000	BBL	$63.52 / BBL
NYMEX	1,068,000	BBL	$53.42 / BBL
Total	1,812,000	BBL	$57.57 / BBL

Gas Swaps
NYMEX	80,980,000	MMBTU	$2.94 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	56,149,146	MMBTU	$2.64 / MMBTU
Total	144,329,146	MMBTU	$2.83 / MMBTU

Hedging Summary for Fiscal 2020	Volume		Average Hedge Price
Oil Swaps
Brent	732,000	BBL	$61.48 / BBL
NYMEX	324,000	BBL	$50.52 / BBL
Total	1,056,000	BBL	$58.12 / BBL

Gas Swaps
NYMEX	18,640,000	MMBTU	$3.04 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	41,833,352	MMBTU	$2.30 / MMBTU
Total	67,673,352	MMBTU	$2.58 / MMBTU

Hedging Summary for Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	444,000	BBL	$62.59 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	600,000	BBL	$59.58 / BBL

Gas Swaps
NYMEX	4,840,000	MMBTU	$3.01 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	41,608,372	MMBTU	$2.22 / MMBTU
Total	47,048,372	MMBTU	$2.31 / MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	300,000	BBL	$60.07 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	456,000	BBL	$56.97 / BBL

Fixed Price Physical Sales	40,589,265	MMBTU	$2.23 / MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price

Fixed Price Physical Sales	37,079,884	MMBTU	$2.26 / MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price

Fixed Price Physical Sales	20,966,205	MMBTU	$2.25 / MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price

Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Firm Transportation - Affiliated	21,714	17,734	3,980	104,106	92,583	11,523
Firm Transportation - Non-Affiliated	155,357	165,717	(10,360)	479,346	495,015	(15,669)
Interruptible Transportation	1,107	1,060	47	3,153	5,078	(1,925)
	178,178	184,511	(6,333)	586,605	592,676	(6,071)

Gathering Volume - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Gathered Volume - Affiliated	51,392	48,838	2,554	145,928	150,005	(4,077)

Utility Throughput - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Retail Sales:
Residential Sales	10,052	8,105	1,947	56,468	48,817	7,651
Commercial Sales	1,525	1,170	355	8,621	7,373	1,248
Industrial Sales	128	48	80	559	282	277
	11,705	9,323	2,382	65,648	56,472	9,176
Off-System Sales	—	—	—	141	1,295	(1,154)
Transportation	15,348	13,799	1,549	66,398	60,453	5,945
	27,053	23,122	3,931	132,187	118,220	13,967

Energy Marketing Volume
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Natural Gas (MMcf)	8,322	7,722	600	36,413	32,969	3,444

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and nine months ended June 30, 2018 and 2017:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2018	2017	2018	2017
Reported GAAP Earnings	$63,025	$59,714	$353,527	$237,906
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	(107,000)	—
Adjusted Operating Results	$63,025	$59,714	$246,527	$237,906

Reported GAAP Earnings per share	$0.73	$0.69	$4.09	$2.77
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	(1.24)	—
Adjusted Operating Results per share	$0.73	$0.69	$2.85	$2.77

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, interest and other income, impairments, and other items reflected in operating income that impact comparability.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and nine months ended June 30, 2018 and 2017:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
(in thousands)
Reported GAAP Earnings	$63,025	$59,714	$353,527	$237,906
Depreciation, Depletion and Amortization	60,817	55,617	177,802	168,812
Interest and Other Income	(2,631)	(2,223)	(8,399)	(7,572)
Interest Expense	28,183	30,071	85,154	89,921
Income Taxes	19,183	35,792	(23,825)	145,195
Adjusted EBITDA	$168,577	$178,971	$584,259	$634,262

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$46,428	$44,163	$147,342	$141,279
Gathering Adjusted EBITDA	23,008	23,901	67,877	73,174
Total Midstream Businesses Adjusted EBITDA	69,436	68,064	215,219	214,453
Exploration and Production Adjusted EBITDA	76,935	89,229	235,199	285,675
Utility Adjusted EBITDA	24,366	25,322	137,364	139,232
Energy Marketing Adjusted EBITDA	(419)	(1,017)	2,187	3,213
Corporate and All Other Adjusted EBITDA	(1,741)	(2,627)	(5,710)	(8,311)
Total Adjusted EBITDA	$168,577	$178,971	$584,259	$634,262

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2018	2017	2018	2017
Exploration and Production Segment
Reported GAAP Earnings	$27,817	$30,123	$161,052	$98,972
Depreciation, Depletion and Amortization	31,296	27,448	90,707	85,353
Interest and Other Income	(486)	(217)	(1,087)	(451)
Interest Expense	13,247	13,444	40,001	40,270
Income Taxes	5,061	18,431	(55,474)	61,531
Adjusted EBITDA	$76,935	$89,229	$235,199	$285,675

Pipeline and Storage Segment
Reported GAAP Earnings	$20,723	$16,031	$81,909	$54,656
Depreciation, Depletion and Amortization	10,888	10,513	32,322	30,651
Interest and Other Income	(1,077)	(842)	(3,184)	(2,928)
Interest Expense	7,667	8,489	23,418	25,177
Income Taxes	8,227	9,972	12,877	33,723
Adjusted EBITDA	$46,428	$44,163	$147,342	$141,279

Gathering Segment
Reported GAAP Earnings	$11,566	$10,107	$68,736	$31,373
Depreciation, Depletion and Amortization	4,444	4,131	12,759	12,008
Interest and Other Income	(160)	(288)	(976)	(642)
Interest Expense	2,502	2,411	7,349	6,739
Income Taxes	4,656	7,540	(19,991)	23,696
Adjusted EBITDA	$23,008	$23,901	$67,877	$73,174

Utility Segment
Reported GAAP Earnings	$3,930	$4,348	$58,283	$51,103
Depreciation, Depletion and Amortization	13,316	13,086	39,981	39,502
Interest and Other Income	(498)	(579)	(1,620)	(994)
Interest Expense	6,572	7,062	20,266	21,454
Income Taxes	1,046	1,405	20,454	28,167
Adjusted EBITDA	$24,366	$25,322	$137,364	$139,232

Energy Marketing Segment
Reported GAAP Earnings	$(190)	$(564)	$1,434	$2,122
Depreciation, Depletion and Amortization	69	69	207	210
Interest and Other Income	(228)	(168)	(549)	(475)
Interest Expense	4	13	16	38
Income Taxes	(74)	(367)	1,079	1,318
Adjusted EBITDA	$(419)	$(1,017)	$2,187	$3,213

Corporate and All Other
Reported GAAP Earnings	$(821)	$(331)	$(17,887)	$(320)
Depreciation, Depletion and Amortization	804	370	1,826	1,088
Interest and Other Income	(182)	(129)	(983)	(2,082)
Interest Expense	(1,809)	(1,348)	(5,896)	(3,757)
Income Taxes	267	(1,189)	17,230	(3,240)
Adjusted EBITDA	$(1,741)	$(2,627)	$(5,710)	$(8,311)

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended June 30 (unaudited)	2018	2017

Operating Revenues	$342,912,000	$348,368,000

Net Income Available for Common Stock	$63,025,000	$59,714,000

Earnings Per Common Share
Basic	$0.73	$0.70
Diluted	$0.73	$0.69

Weighted Average Common Shares:
Used in Basic Calculation	85,930,289	85,422,313
Used in Diluted Calculation	86,501,194	86,064,464

Nine Months Ended June 30 (unaudited)

Operating Revenues	$1,303,473,000	$1,292,944,000

Net Income Available for Common Stock	$353,527,000	$237,906,000

Earnings Per Common Share:
Basic	$4.12	$2.79
Diluted	$4.09	$2.77

Weighted Average Common Shares:
Used in Basic Calculation	85,789,279	85,315,154
Used in Diluted Calculation	86,370,900	85,950,742

Twelve Months Ended June 30 (unaudited)

Operating Revenues	$1,590,410,000	$1,585,416,000

Net Income Available for Common Stock	$399,103,000	$275,459,000

Earnings Per Common Share
Basic	$4.66	$3.23
Diluted	$4.62	$3.21

Weighted Average Common Shares:
Used in Basic Calculation	85,719,552	85,239,850
Used in Diluted Calculation	86,333,307	85,881,424